Exhibit 99.4

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on [ ], 2015.

Vote by Internet
• Go to www.investorvote.com/TRGP
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR proposals 1 and 2 below.

	For	Against	Abstain	+

1. To consider and vote upon a proposal to approve the issuance of shares of common stock of Targa Resources Corp. (“TRC”) in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of October 13, 2014, by and among TRC, Trident GP Merger Sub LLC, Atlas Energy, L.P. and Atlas Energy GP, LLC, which we refer to as the “TRC stock issuance proposal.”

	☐	☐	☐
2. To approve one or more adjournments of the special meeting if necessary or appropriate to solicit additional proxies if there are not sufficient votes to approve the TRC stock issuance proposal.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer who should state his or her title. If a partnership, please sign in partnership name by general partner or other authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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2015 Special Meeting Admission Ticket

2015 Special Meeting of

Targa Resources Corp. Stockholders

[                    ], 8:00 a.m. Central Time

Wells Fargo Plaza, 1000 Louisiana Street, Houston, TX 77002

For meeting directions, please call 713-584-1444

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

FORM OF REVOCABLE PROXY — TARGA RESOURCES CORP.

1000 Louisiana Street

Suite 4300

Houston, Texas 77002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Special Meeting of Stockholders

To Be Held On [            ], 2015 at 8:00 a.m., Central Time

The undersigned hereby appoints Jeffrey J. McParland and Paul W. Chung, and each or any of them, as proxies (the “Proxies”) of the undersigned, with full power to act without the other and with full power of substitution in each, and hereby authorizes each of them to represent and to vote all shares of common stock, par value $0.01 per share, of Targa Resources Corp., a Delaware limited liability company (the “Company”), which the undersigned may be entitled to vote at the Special Meeting of Stockholders (the “Special Meeting”) to be held at Wells Fargo Plaza, 1000 Louisiana Street, Houston, TX 77002, on [            ], 2015, at 8:00 a.m., Central Time, and at any and all adjournments or postponements thereof, with all powers the undersigned would possess if personally present. The Proxies are authorized to vote as indicated herein upon the matters set forth herein and in their discretion upon all other matters that may properly come before the Special Meeting.

Your shares of the Company’s common stock will not be voted unless a proxy form is signed and returned, a proxy is submitted by telephone or via the Internet or the shares are voted in person at the Special Meeting.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Special Meeting of Stockholders and the Proxy Statement with respect thereto and hereby revoke(s) any proxy or proxies heretofore given.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR Proposal 1 and Proposal 2. In their discretion, the Proxies are each authorized to vote upon any other matters that may properly be brought before the Special Meeting and at any adjournments or postponements thereof. A stockholder wishing to vote in accordance with the Board of Directors’ recommendations need only sign and date this proxy and return it in the enclosed envelope.

(Items to be voted appear on reverse side.)